                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      STEEL OF WEST VIRGINIA
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                   April 10, 1998


Dear Stockholder:

     It is our pleasure to invite you to the Annual Meeting of Stockholders of Steel of West Virginia, Inc. to be held on Thursday, May 28, 1998 at 10:30 a.m. at the Radisson Hotel Huntington, 1001 3rd Avenue, Huntington, West Virginia.

     Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to sign, date and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

     We sincerely hope you will be able to join us at the meeting. The officers and directors of the Company look forward to seeing you at that time.

                                   Sincerely,



                                   Albert W. Eastburn
                                   Chairman





                                   Timothy R. Duke
                                   President and Chief Executive Officer

                             STEEL OF WEST VIRGINIA, INC.
                              17th Street and 2nd Avenue
                           Huntington, West Virginia  25703



                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                     May 28, 1998





     The Annual Meeting of Stockholders of Steel of West Virginia, Inc. (the "Company") will be held at the Radisson Hotel Huntington, 1001 3rd Avenue, Huntington, West Virginia on Thursday, May 28, 1998 at 10:30 a.m. for the following purposes:

     1.   To elect Directors of the Company for the ensuing year.

     2. To approve an amendment to the Company's Certificate of Incorporation to authorize 5,000,000 additional shares of Common Stock.

     3. To ratify the reappointment of Ernst & Young LLP as independent accountants for the Company.

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 3, 1998 as the record date for the determination of stockholders entitled to notice and to vote at the meeting and any adjournments thereof.

     IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                              By Order of the Board of Directors



                              STEPHEN A. ALBERT
                              Secretary

April 10, 1998

                             STEEL OF WEST VIRGINIA, INC.
                              17TH STREET AND 2ND AVENUE
                           HUNTINGTON, WEST VIRGINIA  25703

                                   PROXY STATEMENT
                            ANNUAL MEETING OF STOCKHOLDERS
                                     MAY 28, 1998

                                 GENERAL INFORMATION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Steel of West Virginia, Inc. (the "Company") to be used at the Annual Meeting of Stockholders to be held at the Radisson Hotel Huntington, 1001 3rd Avenue, Huntington, West Virginia on Thursday, May 28, 1998, at 10:30 a.m. and any adjournments thereof.

     When the enclosed proxy is properly executed and returned, the shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), it represents will be voted at the meeting in accordance with any directions noted thereon and, if no direction is indicated, the shares it represents will be voted: (i) FOR the election of the nominees for Directors set forth below; (ii) FOR the proposed amendment to the Company's Certificate of Incorporation to authorize 5,000,000 additional shares of Common Stock; (iii) FOR the ratification of the reappointment of Ernst & Young LLP as independent accountants for the Company; and (iv) in the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the meeting in person may withdraw his or her proxy and vote his or her shares.

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made only by mail; provided, however, that officers and regular employees of the Company may solicit proxies personally or by telephone or telegram. Such persons will not be specially compensated for such services. The Company may reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

     The approximate mailing date of this Proxy Statement and the accompanying proxy is April 10, 1998.

                                    VOTING RIGHTS

     Only stockholders of record at the close of business on April 3, 1998, will be entitled to vote at the Annual Meeting of Stockholders. On that date, there were 6,010,795 shares of Common Stock outstanding, the holders of which are entitled to one vote per share on each matter to come before the meeting.
Voting rights are non-cumulative. A majority of the outstanding shares will constitute a quorum at the meeting and abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     Directors are elected by plurality vote. The approval of the amendment to the Company's Certificate of Incorporation will require the affirmative vote of a majority of the outstanding Common Stock, and the ratification of the reappointment of Ernst & Young LLP will require the affirmative vote of a majority of the Common Stock voting on the proposal. Abstentions and broker non-votes will not be counted in the election of directors or in determining whether such ratification has been given.

                                PRINCIPAL STOCKHOLDERS

     The following table sets forth as of March 25, 1998, the beneficial ownership of Common Stock of each person known to the Company who owns more than 5% of the issued and outstanding Common Stock.

Name and Address                   Amount and Nature of
of Beneficial Owner                Beneficial Ownership     Percent of Class(6)
-------------------                --------------------     -------------------
FMR Corp.                               698,000 (1)                11.34
82 Devonshire Street
Boston, Massachusetts 02109

Robert L. Bunting, Jr.                  475,267 (2)                 7.72
62 North Calibougue
Hilton Head, South Carolina 29928

First Manhattan Co.                     466,000 (3)                  7.57
437 Madison Avenue
New York, New York 10022

Wachovia Corporation                    345,000 (4)                  5.60
301 North Main Street
Winston-Salem, NC  27150-3099

Corbin & Company                        317,715 (5)                  5.16
6300 Ridglea Place, Suite 1111
Fort Worth, Texas 76116

------------------------------
(1) Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 698,000 shares of Common Stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 663,000 shares of Common Stock. Fidelity Low-Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 698,000 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Board of Trustees. Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of Common Stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is chairman of FMR Corp. and Abigail P. Johnson is a director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting Common Stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. The information set forth herein is based on a Schedule 13G dated February 14, 1998 filed by FMR Corp. with the Securities and Exchange Commission.

(2) Of this amount, 231,710 shares are held in a trust for the benefit of Mr. Bunting's wife, Nancy L. Bunting, and 235,557 shares are held in a trust for the benefit of Mr. Bunting. Mr. and Mrs. Bunting are co-trustees of each of said trusts. This amount includes 8,000 shares that Mr. Bunting has the right to acquire through the exercise of options.

(3) Includes 100,600 shares owned by family members of general partners of First Manhattan Co., as to which First Manhattan Co. disclaims dispositive power as to 600 of such shares and beneficial ownership as to 100,000 of such shares. The information set forth herein is based on a Schedule 13G dated February 9, 1998 filed by First Manhattan Co. with the Securities and Exchange Commission.

(4) Wachovia Corporation ("Wachovia"), a holding company, is the beneficial owner of 345,000 shares of Common Stock held by Wachovia Bank, N.A., as trustee. Wachovia has sole voting and dispositive power over such shares. The information set forth herein is based on a Schedule 13G dated February 11, 1998 filed by Wachovia with the Securities and Exchange Commission, which filing Wachovia states should not be deemed an admission of beneficial ownership by Wachovia or Wachovia Bank, N.A.

(5) Corbin & Company is a registered Investment Advisor. All of Corbin & Company's holdings are held on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such securities but no single client account relates to more than 5% of the outstanding Common Stock. The information set forth herein is based on a Schedule 13G dated February 6, 1998, filed by Corbin & Company with the Securities and Exchange Commission.

(6) Includes 145,500 shares deemed outstanding that may be acquired through the exercise of options.

                                      DIRECTORS

PROPOSAL 1.    ELECTION OF DIRECTORS

     At the Annual Meeting of Stockholders, the entire Board of Directors, consisting of five members, is to be elected. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the five nominees named below. Each nominee named below is presently serving as a Director of the Company and is anticipated to be available for election and able to serve. However, if any such nominee should decline or become unable to serve as a Director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment in such matters of the person or persons voting the proxy.

     The tables below and the paragraphs that follow present certain information concerning the nominees for Director and the executive officers of the Company. Each elected Director will serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. None of the Company's Directors or executive officers has any family relationship with any other Director or executive officer.

                                                                      SHARES OF
                                                                      COMMON STOCK
                                                                      BENEFICIALLY       PERCENT
                         POSITION WITH                 YEARS WITH      OWNED AS OF       OF
NAME                     COMPANY             AGE       COMPANY        MARCH 25, 1998     CLASS (4)
----                     -------------       ---       ---------      --------------     ---------
Albert W. Eastburn (1)   Chairman and        69            5          12,388(2)           *
                         Director

Timothy R. Duke          President, Chief    46           11          38,197(3)           *
                         Executive Officer
                         and Director

Stephen A. Albert        Director            45           11          6,000(2)            *

Daniel N. Pickens (1)    Director            48            5          9,621(2)            *

Paul E. Thompson (1)     Director            67            4          8,733(2)            *

All Directors and                                                     85,406              1.39
executive officers
as a group


---------------------------
*    Less than one percent

(1)  Member of the Compensation and Benefits Committee and the Audit Committee.

(2) This amount includes 6,000 shares that may be acquired by each of Messrs. Albert, Eastburn, Pickens and Thompson through the exercise of options.

(3) This amount includes 17,700 shares that may be acquired through the exercise of options.

(4) Includes 145,500 shares deemed outstanding that may be acquired through the exercise of options.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

                                                                             SHARES OF
                                                                            COMMON STOCK
                                                                            BENEFICIALLY
                         POSITIONS AND OFFICES              EXECUTIVE       OWNED AS OF        PERCENT OF
NAME                        WITH THE COMPANY       AGE    OFFICER SINCE    MARCH 25, 1998       CLASS (2)
----                     ---------------------     ---    -------------    --------------      ----------
W. Bruce Groff, Jr.      Vice President of         56         1998              1,270               *
                         Human Relations

Mark G. Meikle           Vice President,           33         1996              9,197(1)            *
                         Treasurer and Chief
                         Financial Officer


-------------------------

*    Less than one percent.

(1) This amount includes 7,800 shares that may be acquired through the exercise of options.

(2) Includes 145,500 shares deemed outstanding that may be acquired through the exercise of options.


BUSINESS EXPERIENCE OF NOMINEES AND EXECUTIVE OFFICERS


     Albert W. Eastburn has been a Director of the Company since April 1993 and Chairman of the Board since July 1997. Mr. Eastburn was President and Chief Operating Officer of the Steel Group of Lukens, Inc., a leading specialized manufacturer of steel plate and stainless steel products ("Lukens"), from November 1988 until his retirement in 1991. Prior thereto, Mr. Eastburn held various positions at Lukens, which he joined in 1955.

     Timothy R. Duke has been President and Chief Executive Officer since July 1997; President and Chief Operating Officer from October 1996 to July 1997; a Director since October 1996; Vice President, Treasurer and Chief Financial Officer from March 1988 to October 1996; and Controller from June 1987 to March 1988. Mr. Duke was formerly the Manager-Operations Accounting at Joy Manufacturing Company ("Joy"), and served in various positions at Joy from 1979 until he joined the Company. Mr. Duke is a certified public accountant and a certified management accountant.

     Stephen A. Albert has been a Director of the Company since December 1986. Since January 1996, Mr. Albert has been a member of the law firm of Sierchio & Albert, P.C., counsel to the Company. Prior thereto, Mr. Albert was, since February 1989, special counsel to the law firm of Proskauer Rose LLP, counsel to the Company until January 1996, and prior thereto, Mr. Albert was a member of the law firms of Feit & Ahrens and Feit & Shor, which were counsel to the Company until February 1989. Mr. Albert has been engaged in the practice of law in New York City since 1977.

     Daniel N. Pickens has been a Director of the Company since April 1993. Mr. Pickens has been a Vice President in the investment banking firm of Janney Montgomery Scott Inc. since July 1996. Prior thereto, Mr. Pickens was a First Vice President in the Corporate Finance Department of Wheat First Securities, Inc. ("Wheat First") and held various positions at Wheat First since 1981. Before joining Wheat First, Mr. Pickens practiced as an attorney in Philadelphia, Pennsylvania.

     Paul E. Thompson has been a Director of the Company since January 1994. From 1986 until his retirement in 1992, Mr. Thompson was a Sub-District Director, District 23, of the United Steel Workers of America ("USWA"). Prior thereto, Mr. Thompson was a Staff Representative, District 23, of the USWA.

     W. Bruce Groff, Jr. has been the Vice President of Human Relations of the Company since January 1998. Mr. Groff was the Director of Human Resources at Cerro Metal Products from July, 1996, until joining the Company. Prior thereto, Mr. Groff was the Director of Human Resources of Otis Elevator Company, North American Operations for eight years and before that Mr. Groff held various positions at Joy for 15 years, the last of which was Director of Labor Relations.

     Mark G. Meikle has been Vice President, Treasurer and Chief Financial Officer of the Company since October 1996, Corporate Controller from February 1991 until October 1996, and Assistant Controller from April 1989 to February 1991. Mr. Meikle previously was employed by Ernst & Young working in both the audit and tax departments. Mr. Meikle is a certified public accountant and a certified management accountant.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the year ended December 31, 1997, the Board of Directors held 13 meetings. During that period no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a Director and (ii) the total number of meetings held by all Committees of the Board of Directors on which he served during the period that he served on such Committees.

     The Company's Board of Directors has a Compensation and Benefits Committee and an Audit Committee. The Board of Directors does not have a standing nominating committee. The Compensation and Benefits Committee (the "Compensation Committee") reviews employee compensation and benefits, and the Audit Committee reviews the scope of the independent audit, the appropriateness of the accounting policies, the adequacy of internal controls, the Company's year-end financial statements and such other matters relating to the Company's financial affairs as its members deem appropriate. During 1997, the Compensation and Benefits Committee held two meetings and the Audit Committee held one meeting.

EXECUTIVE COMPENSATION

                              SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth individual compensation information for the Chief Executive Officer and each of the Company's executive officers whose aggregate compensation exceeded $100,000 during the year ended December 31, 1997 (the "Named Executive Officers").

                                                                           ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR         SALARY         BONUS       COMPENSATION
---------------------------        ----         ------         -----       ------------
Robert L. Bunting, Jr.             1997      $  121,875     $   85,995(4)  $  413,821(5)
(former) Chief Executive Officer   1996         225,000        112,500          8,538(5)
and Director (1)                   1995         225,000        150,750          9,958(5)

Timothy R. Duke, Chief             1997      $  219.775     $  158,760(4)  $   12,703(6)
Executive Officer, President       1996         153,327         78,400          6,058(6)
and Director (2)                   1995         139,167         77,679          9,570(6)

Mark G. Meikle, Vice President,    1997       $ 101,667     $   58,960(4)  $    4,978(7)
Treasurer and Chief                1996          80,676          1,869          3,111(7)
Financial Officer                  1995          70,544          5,470          3,609(7)

Larry E. Gue, (former) Vice        1997      $  120,000     $    1,987     $    6,630(8)
President of Human                 1996         120,000          1,869          5,268(8)
Resources (3)                      1995         120,000         35,470          6,403(8)


(1) Mr. Bunting retired from his positions as Chief Executive Officer and Director as of July 11, 1997.

(2) Mr. Duke became the Chief Executive Officer of the Company on
    July 11, 1997.

(3) Mr. Groff replaced Mr. Gue, as Vice President of Human Relations, in January, 1998.

(4) Includes the following discretionary cash bonuses recognized in 1997 results of operations but paid in January 1998; $85,995 to Robert L. Bunting, Jr.; $158,760 to Timothy R. Duke; and $58,960 to Mark G. Meikle.

(5) Consists of (i) $383,644 paid to Mr. Bunting pursuant to the Non-Competition Agreement described herein under "Agreements Regarding Termination of Employment," (ii) $21,443 paid to Mr. Bunting pursuant to his supplemental executive retirement plan, which paid the amount that he would have received under the Company's tax qualified retirement plan if the Internal Revenue Code limits did not apply; and (iii) $7,281, $6,081 and $7,500 contributed to a defined contribution plan and $1,453, $2,457, and $2,458 of costs for group-term life insurance coverage provided by the Company for 1997, 1996 and 1995, respectively.

(6) Consists of $7,500, $5,676 and $6,708 contributed to a defined contribution plan, $593, $382, and $186 costs for group-term life insurance coverage provided by the Company and $4,610, $0 and $2,676 paid in connection with the Company's scholarship program, which is available to all employees to which the Company pays a portion of the cost of post-high school education for employees' dependents, for 1997, 1996 and 1995, respectively.

(7) Consists of $4,921, $3,076 and $3,583 contributed to a defined contribution plan and $26, $35 and $57 of costs for group-term life insurance coverage provided by the Company for 1997, 1996 and 1995, respectively.

(8) Consists of $6,000, $4,865 and $6,000 contributed to a defined contribution plan and $630, $403 and $403 of costs for group-term life insurance coverage provided by the Company for 1997, 1996 and 1995, respectively.

     The following tables present certain additional information concerning stock options granted to the Named Executive Officers in 1997.

                                        OPTION GRANTS IN LAST FISCAL YEAR

                         INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------
                                             % OF TOTAL                                   POTENTIAL REALIZABLE
                                             OPTIONS                                        VALUE AT ASSUMED
                                             GRANTED TO     EXERCISE                        ANNUAL RATES OF
                                             EMPLOYEES       OR BASE       STATED             STOCK PRICE
                              OPTIONS        IN FISCAL      PRICE(PER      EXPIRATION       APPRECIATION FOR
NAME                          GRANTED(#)(1)  YEAR           SHARE)(2)      DATE              OPTION TERM(3)
----                          ------------   ----------     ---------      ----------     -------------------

                                                                                             5%       10%
                                                                                          -------   ---------
Robert L. Bunting, Jr.        12,300(4)      17.2            $9.00         5/15/07       $180,319  $287,123
Timothy R. Duke               11,700         16.4            $9.00         5/15/07        171,523   273,117
Mark G. Meikle                 4,800          6.7            $9.00         5/15/07         70,368   112,048
Larry E. Gue                   3,600          5.0            $9.00         5/15/07         52,776    84,036

--------------------------
(1) These options were granted as of May 15, 1997 in connection with the Company's 1995 Employee Stock Option Plan, and each option becomes exercisable on May 15, 1998.

(2) The exercise price for these options is equal to the market price of the Company's Common Stock on May 15, 1997.

(3) The amounts shown under these columns are the result of calculations at 5% and 10% rates over the ten year term of the options as required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the stock price of the Company's Common Stock. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

(4) These options expired on July 11, 1997, upon Mr. Bunting's retirement.

                         AGGREGATED FISCAL YEAR-END OPTION VALUES

                           Number of Securities                Value of Unexercised
                      Underlying Unexercised Options                In-the-Money
                           at December 31, 1997             Options at December 31, 1997
                      ------------------------------        ----------------------------
         Name             Exercisable    Unexercisable      Exercisable    Unexercisable
-----------------------   -----------    -------------      -----------    -------------
Robert L. Bunting, Jr.        8,000                 0              ---        $    ---

Timothy R. Duke               6,000            11,700              ---             1,462

Mark G. Meikle                3,000             4,800              ---               600

Larry Gue                     3,000             3,600              ---               450


AGREEMENTS REGARDING TERMINATION OF EMPLOYMENT

     The Company entered into Change of Control Severance Agreements with Mr. Duke and Mr. Meikle, dated July 9, 1997 and July 7, 1997, respectively, which provide that upon a "change of control," Mr. Duke or Mr. Meikle will be entitled to receive an amount equal to the greater of (i) 125% of his annual base salary for the year in which such severance of employment occurs, and (ii) 125% of his annual base salary for the year preceding the year in which such severance of employment occurs, payable at Mr. Duke's or Mr. Meikle's option in a lump sum or bi-monthly during the 12 months following such severance. A "change of control" is defined in the agreement to have occurred if (i) the Company or SWVA, Inc., a wholly-owned subsidiary of the Company ("SWVA"), is a party to a merger or combination under the terms of which any person or group (as that term is defined in Rule 13d-5 under the Securities and Exchange Act of 1934, as amended) owns 20% or more of the shares in the resulting company, or (ii) at least 50% in fair market value of the Company's or SWVA's assets are sold, or (iii) at least 20% in voting power in election of directors of the Company's or SWVA's capital stock is acquired by any one person or group as that term is used in Rule 13d-5, or (iv) the individuals comprising the Board of Directors of the Company on the date of the agreement cease to comprise a majority of the Board of Directors of the Company or SWVA.

     In connection with Mr. Bunting's retirement from the positions of Chairman and Chief Executive Officer the Company and Mr. Bunting entered into a Non-Competition Agreement effective as of July 11, 1997. The Non-Competition Agreement provides that Mr. Bunting will not engage in any activities that are competitive with the Company during the 18 month period following the effective date of that Agreement. Pursuant to said Agreement Mr. Bunting received a lump-sum payment of 383,644.

DIRECTORS' COMPENSATION

     Pursuant to the 1995 Non-Employee Director's Stock Option Plan (the "Directors' Plan"), which is administered by the Compensation Committee, on April 1 of each year each Director (currently Messrs. Albert, Eastburn, Pickens and Thompson) who is not an active employee of the Company receives a grant of options to purchase 2,000 shares of Common Stock. All such options are exercisable at the fair market value (determined in accordance with the provisions of the Directors' Plan) at the date of grant, commencing on the first anniversary of that date, and expire ten years after that date. The Directors' Plan authorizes the issuance of up to 70,000 shares of Common Stock upon the exercise of non-qualified stock options granted to non-employee Directors of the Company.

     The non-employee Directors (other than Mr. Albert) also receive cash compensation for services as a Director, consisting of an annual retainer in the amount of $6,000, a fee of $1,000 for each committee on which he serves, and a fee of $1,000 for each meeting of the Board of Directors, the Compensation Committee and the Audit Committee that he attends, of which $11,000 of the compensation payable for a given year is paid in cash, and the balance of such compensation is paid by an award of shares of the Company's Common Stock. The award is paid on December 15 of each year, with the number of shares to be awarded determined by dividing the Director's compensation for the year, less $11,000, by the fair market value of the Common Stock on that date, with the Director receiving cash in lieu of fractional shares. In 1997, the non-employee Directors as a group received for their services as Directors cash compensation of $33,000 and 4,026 shares of Common Stock.

     As of March 24, 1998, all Directors who are not active employees of the Company have been granted options for an aggregate of 32,000 shares (8,000 shares each), of which options to acquire 24,000 shares have vested, and options to acquire 6,000 shares will vest on April 1, 1999. Of the vested options, one-third have an exercise price of $11 5/8 per share, one-third have an exercise price of $9 per share, and one-third have an exercise price of $8 per share. The exercise price of the unvested options is $10 1/4 per share. All of the options are for a period of ten years from the date of grant.

     On March 24, 1998, the closing sale price for the Common Stock on the NASDAQ Stock Market, Inc. $10 1/2.

                            COMPENSATION COMMITTEE REPORT

COMPENSATION POLICIES

     The Compensation Committee of the Board of Directors is comprised of Directors who are not active employees of the Company. The
Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors regarding the compensation and benefits of the Company's management. The Committee's philosophy is that the Company's goals are more likely to be achieved if management is encouraged to work together as a team and if final compensation is tied to the Company's and the individual's performance during the year, so that incentive compensation is awarded to management personnel, including the Company's Chief Executive Officer, to the extent that the Company achieves certain corporate goals, and the particular individual achieves certain personal
goals.   These goals include such Company factors as the change in operating income from the prior year, the Company's achievement of budgeted earnings objectives, and the Company's results of operations in light of economic conditions in the industry and the general economy, and such personal factors as the individual's supervision of or performance in his or her particular business unit, and his or her supervision of significant corporate projects. Stock options are granted so as to more directly align the long-term financial interests of the Company's management and stockholders.

FISCAL 1997 COMPENSATION

     In 1997, the base compensation of the Company's Chief Executive Officer, Timothy R. Duke, was $225,000, which was the base compensation earned by the preceding Chief Executive Officer and the base compensation deemed by the Compensation Committee to be appropriate for the position. Discretionary bonuses awarded to management personnel for 1997 were paid in 1998, as described under "Executive Compensation." In May 1997 the Compensation Committee granted options for a total of 79,500 shares of Common Stock, including options granted to the Named Executive Officers (as set forth herein under "Option Grants in Last Fiscal Year"), at an exercise price of $9.00 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Albert W. Eastburn, a member of the Compensation Committee, was elected the Chairman of the Company as of July 11, 1997. The compensation received by Mr. Eastburn for serving as a Director of the Company is non-discretionary, as described above under "Directors' Compensation." Mr. Eastburn receives no additional compensation for serving as Chairman.

                    COMPENSATION COMMITTEE

                    Albert W. Eastburn
                    Daniel N. Pickens
                    Paul E. Thompson

PERFORMANCE GRAPH

     Below is a graph comparing the cumulative total stockholder return on the Company's Common Stock for the last five years with the cumulative total return of companies included in the S&P 500 Stock Index and an index of peer companies selected by the Company. The graph assumes (i) investment of $100 on December 31, 1992 in the Company's Common Stock, the S&P 500 Index and common stock of the peer group and (ii) the reinvestment of all dividends. The peer group consists of Commercial Metals Co., Lukens, Inc., New Jersey Steel Corp., Nucor Corp. and Roanoke Electric Steel Corp.


                   1992       1993       1994       1995       1996       1997
                  -------    -------    -------    -------    -------    -------

PEER GROUP        100.00%    130.32%    134.99%    138.98%    125.11%    118.49%

SWVA              100.00%    154.55%    133.33%    112.12%     90.91%    110.61%

S&P 500           100.00%    107.06%    105.41%    141.36%    170.01%    222.72%


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's Directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Form
5's to report the receipt of stock option grants to Messrs. Stephen Albert, Albert Eastburn, Timothy Duke, Daniel Pickens, Paul Thompson, Mark Meikle, Larry Gue and Robert L. Bunting under the Company's 1995 Employee Stock
Option Plan and the Directors' Plan, and to report the receipt of Common Stock by Messrs. Eastburn, Pickens and Thompson pursuant to the Directors' Plan, all of which Forms have been filed, were not initially filed on a timely basis.
Mr. T. Elton North, the former President of Marshal Steel, Inc. (a wholly-owned subsidiary of the Company), did not file a Form 5 with regard to stock options granted to him in May 1997, which options expired upon his leaving the Company in December 1997.

CERTAIN TRANSACTIONS

     The law firm of Sierchio & Albert, P.C., of which Stephen Albert, a Director of the Company, is a member, has served as general counsel to the Company since January 1996. In 1997, the Company paid legal fees totalling $123,000 to Sierchio & Albert, P.C. for general representation of the Company.

PROPOSAL 2.    AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
AUTHORIZE 5,000,000 ADDITIONAL SHARES OF COMMON STOCK

     The Board of Directors of the Company has approved, subject to stockholder approval, an amendment to Article FOURTH of the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 12,000,000 to 17,000,000. The full text of the proposed amendment is as follows:

     "FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is seventeen million (17,000,000) shares of Common Stock, par value $.01 per share."

     As of March 25, 1998, there were 6,010,795 shares of Common Stock outstanding, and options to purchase an aggregate of 145,500 shares of Common Stock were outstanding under the 1995 Employee Stock Option Plan and the Directors' Plan (the "Option Plans") (a total of 500,000 shares are reserved for issuance under the Option Plans). The additional shares of Common Stock that would be available for issuance if the proposed amendment to the Certificate of Incorporation is approved may be issued for any proper corporate purpose at any time without further stockholder approval (subject, however, to applicable statutes or the rules of the NASDAQ National Market which require stockholder approval for the issuance of shares in certain circumstances). The Board of Directors believes it is desirable to give the Company this flexibility in considering such matters as raising additional capital, acquisitions, or other corporate purposes, including any future issuance of shares in connection with the Company's Shareholders' Rights Plan. The authorization of such shares will enable the Company to act promptly and without additional expense if appropriate circumstances arise which require the issuance of such shares. The Company has no current agreements, commitments, plans or intentions to issue any additional shares. Holders of Common Stock are not entitled to preemptive rights, and to the extent that any additional shares of Common Stock or securities convertible into Common Stock may be issued other than on a pro rata basis to current stockholders, the current ownership portion of current stockholders may be diluted. Depending upon the circumstances in which such additional shares of Common Stock are issued, the overall effects of such issuance may be to render more difficult or to discourage a merger, tender offer, proxy contest, or the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management. For example, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, and such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider an action of such entity or person not to be in the best interests of the stockholders and the Company. Management of the Company is not aware of any takeover attempts at this time.

     In the absence of instructions to the contrary, the shares of Common Stock requested by a proxy delivered to the Board of Directors will be voted FOR the approval of the amendment to the Company's Certificate of Incorporation to authorize 5,000,000 additional shares of Common Stock.

                                    ACCOUNTANTS

PROPOSAL 3.  SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors recommends the ratification by the stockholders of the reappointment by the Board of Directors of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1998. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the ratification of the reappointment of Ernst & Young LLP.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and make such statements as he or she may desire.




                     STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES
                               FOR 1999 ANNUAL MEETING

     It is contemplated that the Company's 1999 Annual Meeting of Stockholders will be held on or about May 27, 1999. Stockholders of the Company who intend to submit proposals or submit nominees for the election of Directors at the next Annual Meeting of Stockholders must submit such proposals to the Company no later than December 10, 1998. Stockholder proposals should be submitted to Steel of West Virginia, Inc., P.O. Box 2547, Huntington, West Virginia 25726, Attention: Mark G. Meikle, Vice President, Treasurer and Chief Financial Officer.

                                    ANNUAL REPORT

     The Company's Annual Report for the year ended December 31, 1997, including financial statements, is being mailed together with this Proxy Statement to the Company's stockholders of record at the close of business on April 3, 1998. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A WRITTEN REQUEST FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO STEEL OF WEST VIRGINIA, INC., P.O. BOX 2547, HUNTINGTON, WEST VIRGINIA 25726, ATTENTION: MARK G. MEIKLE, VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER.

                                    OTHER BUSINESS

     The Board of Directors does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

                              By Order of the Board of Directors


                              Stephen A. Albert
                              Secretary
APRIL 10, 1998

     STOCKHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                             STEEL OF WEST VIRGINIA, INC.
                              17TH STREET AND 2ND AVENUE
                           HUNTINGTON, WEST VIRGINIA  25703

                                        PROXY

                         SOLICITED BY THE BOARD OF DIRECTORS
                      FOR THE ANNUAL MEETING OF STOCKHOLDERS ON
                                     MAY 28, 1998

     The undersigned hereby appoints Albert W. Eastburn, Timothy R. Duke and Stephen A. Albert or any of them, with full power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Steel of West Virginia, Inc. held of record by the undersigned at the close of business on April 3, 1998 at the Annual Meeting of Stockholders to be held on May 28, 1998 and any adjournments thereof.


     The Board of Directors recommends a vote FOR each of the proposals below.

1.   ELECTION OF DIRECTORS

     / / FOR all nominees listed (except     / / WITHHOLD AUTHORITY to
     as marked to the contrary below)        vote for all nominees listed below

Stephen A. Albert, Timothy R. Duke, Albert W. Eastburn, Daniel N. Pickens, Paul
E. Thompson

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE 5,000,000 ADDITIONAL SHARES OF COMMON STOCK.

     / / FOR   / / AGAINST    / / ABSTAIN

3. PROPOSAL TO RATIFY THE REAPPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS.

     / / FOR   / / AGAINST    / / ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A COMPANY, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER.


IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.


PLEASE RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.



-------------------------------------------------
Signature



-------------------------------------------------
Signature if held jointly